UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K/A
(AMENDMENT NO. 1 TO FORM 8-K)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2009

WesBanco, Inc.
 (Exact name of registrant as specified in its charter)

West Virginia	000-08467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (304) 234-9000

Former name or former address, if changed since last report  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Amendment No. 1 amends the Current Report on Form 8-K dated January 23, 2009, pursuant to which WesBanco announced it entered into a definitive agreement with AmTrust for the purchase of AmTrust’s Columbus, Ohio branches.  The purpose of this Amendment No. 1 is to indicate pursuant to Item 601(b)(2) of Regulation S-K, that certain exhibits and schedules of the filed agreement were omitted from the Form 8-K dated January 23, 2009 and that WesBanco agrees to furnish supplementally a copy of the omitted exhibits and schedules to the Commission upon request.

Item 9.01 Financial Statements and Exhibits

d)	Exhibits:

The following information is added to the description of exhibit 2.1 - Branch Purchase and Assumption Agreement, dated January 21, 2009, between WesBanco Bank, Inc. and AmTrust Bank, with respect to the purchase of AmTrust Bank’s Columbus, Ohio branches.

The following exhibits and schedules of the Branch Purchase and Assumption Agreement, dated January 21, 2009, between WesBanco Bank, Inc. and AmTrust Bank have been omitted:

  Exhibits
Exhibit A	Legal Description of the Real Property
Exhibit B	Assignment of Real Property Lease
Exhibit C	Receipt of Safekeeping Items
Exhibit D	Instrument of Assumption
Exhibit E	Bill of Sale
Exhibit F	Assignment, Transfer, and Appointment of Successor Trustee for IRA Accounts

 Schedules
Schedule 1.2(b)	Real Property Leases
Schedule 1.2(c)	Fixed Assets
Schedule 1.3(d)	Excluded Assets
Schedule 1.4(a)	Assumed Deposit Liabilities
Schedule 1.5(e)	Excluded Liabilities
Schedule 2.2(a)	Form of Preliminary Closing Statement
Schedule 2.2(b)	Final Closing Statement
Schedule 4.1	Employee List
Schedule 8.7	Limited Power of Attorney
Schedule 5.3(b)	Seller’s Knowledge
Schedule 5.4	No Violation
Schedule 5.7	Compliance With Laws
Schedule 5.11	Employment Contracts
Schedule 5.3(b-1)	Purchaser’s Knowledge
Schedule 6.5	Regulatory Approvals of the Purchaser

WesBanco agrees to furnish supplementally a copy of the omitted exhibits and schedules to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

Date: September 2, 2009	/s/ Robert H. Young
Robert H. Young
Executive Vice President and
Chief Financial Officer